UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 26, 2022

SOUTHWEST GAS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37976	81-3881866
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

8360 S. Durango Dr.
Post Office Box 98510
Las Vegas, Nevada
(Address of principal executive offices)

89193-8510

(Zip Code)

Registrant’s telephone number, including area code: (702) 876-7237

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

(Title of class)	(Trading symbol)	(Exchange on which registered)
Southwest Gas Holdings, Inc. Common Stock, $1 par value	SWX	New York Stock Exchange
Preferred Stock Purchase Rights	N/A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On September 26, 2022, Southwest Gas Holdings, Inc. (the “Company”) entered into Amendment No. 1 to the 364-Day Term Loan Credit Agreement (the “Credit Agreement” and as amended, the “Amended Credit Agreement”) with the lenders party thereto (the “Lenders”), JPMorgan Chase Bank, N.A (“JPMorgan”), as Administrative Agent, Bank of America, N.A., as Syndication Agent, JPMorgan and BofA Securities, Inc. as Joint Lead Arranger and Joint Bookrunner, and MUFG Bank, Ltd. as Documentation Agent. The Credit Agreement provided for a $1.6 billion delayed-draw term loan (the “Term Loan”) to fund and to pay fees, commissions and expenses related to the Term Loan and the acquisition by the Company of the equity interests in Dominion Energy Questar Pipeline, LLC, subsequently rebranded as MountainWest Pipelines Holding Company, and related entities pursuant to that certain Purchase and Sale Agreement, dated as of October 5, 2021, between Dominion Energy Questar Corporation, a wholly owned subsidiary of Dominion Energy, Inc. and the Company. As of September 26, 2022, approximately $1.15 billion in aggregate principal amount was outstanding under the Term Loan.

The Amended Credit Agreement, among other things, (1) extends the maturity date of the Term Loan to December 30, 2023 and (2) replaces London Interbank Offered Rate interest rate benchmarks with Secured Overnight Financing Rate interest rate benchmarks. The Company agreed to pay the Lenders fees equal to 0.10% of the aggregate principal amount outstanding under the Term Loan on March 31, 2023, 0.15% of the aggregate principal amount outstanding under the Term Loan on June 30, 2023, and 0.20% of the aggregate principal amount outstanding under the Term Loan on September 30, 2023.

The description of the Amended Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Amended Credit Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth under Item 1.01 is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Amendment No. 1, dated as of September 26, 2022, to the 364-Day Term Loan Credit Agreement, dated as of November 1, 2021, with the lenders party thereto, JPMorgan Chase Bank, N.A, as Administrative Agent, Bank of America, N.A. as Syndication Agent, JPMorgan Chase Bank, N.A. and BofA Securities, Inc. as Joint Lead Arranger and Joint Bookrunner, and MUFG Bank, Ltd. as Documentation Agent.

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWEST GAS HOLDINGS, INC.

/s/ Gregory J. Peterson
Date: September 29, 2022	Gregory J. Peterson
Senior Vice President/Chief Financial Officer